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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported ) August 31, 2001




                        Commission file number: 0-3579974

               --------------------------------------------------


                              MFC DEVELOPMENT CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                                     13-3579974
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


   271 North Avenue, New Rochelle, NY                     10801
(Address of principal executive offices)               (Zip Codes)


       Registrant's telephone number, including area code: (914) 636-3432

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Item 1.           Other Events
------------------------------

     In the President/Chairman's letter to shareholders which accompanied the Company's Annual Report for the fiscal year ended February 28, 2001, management stated:

     "We believe that the loss from continuing operations (excluding spin-off expenses) of $940,136 in the last fiscal year (attributable in large part to the first six months) will virtually disappear in the current fiscal year. Management will be tested by whether this Company-wide bottom line can be close to break even or even a profit for the fiscal year ending February 28, 2002."

                             Company-Wide Net Income
                            -----------------------

     In the second Quarter ended August 31, 2001, the Company entered into an agreement with Windemere Pines at Goshen, Inc. ("Windemere") regarding the Goshen Note, the Goshen Debenture and the Company's mortgage interest in the Goshen real estate (together the "Goshen Receivables") wherein Windemere agreed to satisfy the Goshen Receivables for cash of $1,507,500, including principal and accrued interest, payable on November 14, 2001. In addition, on August 16, 2001, Windemere also paid the Company $167,500 toward accrued interest. The cash payment of $1,507,500 is personally guaranteed by Windemere's shareholders but that personal guaranty may be avoided if Windemere, in lieu of paying the $1,507,500 in cash, delivers to the Company a deed to the real estate in Goshen, New York which the Company sold to Windemere (the "Goshen Real Estate").

     If the Company receives the $1,507,500 on November 14, 2001 it will generate a profit in the third quarter ending November 30, 2001 in excess of $500,000, in which event the Company's total net income for the nine months ended November 30, 2001 is estimated to exceed $600,000.

     In the event Windemere and its shareholders elect to convey the Goshen Real Estate to the Company in lieu of the cash payment, the Company will proceed to sell or develop the Real Estate, which in management's opinion has a marketable value in excess of $1,507,500. However, in that event, any profit on the sale of the Goshen asset will not be realized until the Real Estate is sold.

     At this date management believes that the Company-wide bottom line for the six months ended August 31, 2001 will show a slight positive net income. For the entire fiscal year ending February 28, 2002 the Company is estimating net income in excess of $100,000 and much higher if the sale of the Goshen Receivables is completed.

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                                 Stock Purchases
                                ---------------

     As noted in the Company's Annual Report, the Company had purchased a total of 26,462 shares of its Common Stock at June 14, 2001 of the 55,000 shares which the Board had authorized for purchase. As of this date the total purchase is still 26,462 shares.

                              Cautionary Statement
                              --------------------

     The statements contained herein that are not historical facts, including the estimated profit and net income, are based on current expectations. These statements are forward looking in nature and involve uncertainties. Actual results may differ materially. Among the factors that could cause actual results to differ materially are an election by Windemere to convey the Goshen Real Estate instead of purchasing the Goshen Receivables and changes in the business of the Company's medical and real estate divisions.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                                       MFC DEVELOPMENT CORP.
                                       (Registrant)


Date:  September 10, 2001              By  /s/ Victor Brodsky
                                          -----------------------------------
                                               Victor Brodsky, Vice President
                                               and Chief Financial Officer



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